Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Decoy Therapeutics Inc. 2026 Equity Incentive Plan and the Decoy Therapeutics Inc. 2020 Equity Incentive Plan of our report dated March 31, 2026, with respect to the consolidated financial statements of Decoy Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

April 2, 2026

64361958.1